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                                                                    Exhibit 3.34

                                     BY-LAWS

                                       OF

                                 NIEMAN'S, LTD.

ARTICLE I. Corporation Offices

     SECTION 1. The principal office of the Corporation in the State of Iowa shall be located in the City of Ventura, County of Cerro Gordo. The Corporation may have such other offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     SECTION 2. The registered office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II. Shareholders

     SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the 1st Monday in May of each year at Corporation Office in Ventura, IA or at corporation Counsel at Clear Lake, Iowa, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     SECTION 2. Order of Business. The order of business at the annual meeting of shareholders shall be as follows:

     (a) Calling meeting to order;
     (b) Proof of notice of meeting;
     (c) Reading of minutes of last annual meeting;
     (d) Reports of officers;
     (e) Reports of committees;
     (f) Election of directors;
     (g) Miscellaneous business.

     SECTION 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president or the Board of Directors, and shall be called by the president or the secretary at the request of the holders of not less than one-tenth of all the capital stock of this

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Corporation then issued and outstanding and entitled to vote at the meeting. No business other than that specified in the notice of meeting shall be transacted.

     SECTION 4. Place of Shareholders' Meetings. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of this Corporation in the State of Iowa, except as otherwise provided in Section 13 of this Article.

     SECTION 5. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten, nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United State mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     SECTION 6. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


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     SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meetings, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     SECTION 8. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 10. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     SECTION 11. Voting by Ballot. Voting by shareholders on any question or in any election may be viva voce unless the presiding officer shall order, or any shareholder shall demand, that voting be by ballot.

     SECTION 12. Informal Action by Shareholders_. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     SECTION 13. Meeting of All Shareholders. If all of the shareholders shall meet at any time and place, either within or without the State of Iowa, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.


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ARTICLE III. Board of Directors

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2. Number, Tenure and Qualifications. The Board of Directors shall consist of one or not more than five persons, who shall be elected at the annual meeting of the shareholders by a majority of the votes cast at such election by ballot or, in the absence of objection by or on behalf of any shareholder present or represented at such meeting, in any other than by ballot. Such directors shall hold office for one year and thereafter until their respective successors shall be elected and shall qualify. Directors need not be residents of the State of Iowa or shareholders of the Corporation.

     SECTION 3. Vacancies and Removal. If the office of any director shall become vacant between annual meetings by reason of death or resignation, the remaining directors may, by a majority vote, elect a director in the place and stead of the one so dying or resigning, and any director so elected shall hold office until the next annual meeting of the shareholders, and until his successor shall have been duly elected by the shareholders. Any director may resign at any time. The shareholders shall have the right at any time to remove any director of this corporation, with or without cause, by majority vote of the issued and outstanding shares of capital stock entitled to vote on the election of directors. If a director be removed or if the number of directors be increased, a director to fill the vacancy or additional directors shall be elected by a majority vote of the issued and outstanding capital stock entitled to vote on the election of directors, to hold office until the next annual meeting of the shareholders, and until his or their successors shall have been duly elected.

     SECTION 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders.The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by him or them.

     SECTION 6. Notice. Notice of any special meeting of the Board of Directors shall be given at least two days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If


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mailed, such notice shall be deemed to be delivered when deposited in the United
States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting, and such meeting may then be held at the time and place mentioned in such waiver. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7. Quorum. Three directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 8. Manner of Acting. At all meetings of the Board of Directors, each director shall have one vote. The act of seventy-five (75%) percent of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 9. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 10. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 11. Informal Action by Directors and Executive Committee. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Also, an Executive Committee may be appointed to act per Section 496A.39, Code of Iowa.

     SECTION 12. Contracts. In the absence of fraud no contract or other transaction between this Corporation and any other corporation shall be affected by


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the fact that directors of this Corporation are directors of such other corporation, if such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors, who are not so interested. Any director individually, or any firm of which any director is a partner, may be a party to or may be interested in any contract or transaction of this Corporation provided that such contract or transaction shall be approved or ratified by the affirmative vote of at least a majority of the directors present at a meeting of the Board of Directors of this Corporation who are not so interested. No director shall be liable to account to this Corporation for any profit realized by him from or through any such transaction or contract of this Corporation, ratified or approved as aforesaid, by reason of his interest in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum.

ARTICLE IV. Officers

     SECTION 1. Designation. This Corporation shall have as officers a president who shall be a director, one or more vice-presidents (the number thereof to be determined by the Board of Directors), a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers, assistant officers and acting officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. Suspension and Removal. Any officer or agent elected or appointed by the Board of Directors may be removed or suspended by a majority vote of the Board of Directors at any time, with or without cause. Any agent or employee appointed or employed by the president may be removed or discharged or suspended by him at any time, with or without cause.

     SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. Powers and Duties of the President. The president shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The president shall cause to be called


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regular and special meetings of the shareholders and directors in accordance with these by-laws. The president, subject to the approval of the Board of Directors, shall appoint and remove, employ and discharge, and fix the compensation of all agents and employees of this corporation other than officers appointed by the Board. The president shall make and sign all contracts and agreements in the name of this Corporation, which are authorized by the Board of Directors. The president shall see that the books, reports, statements and certificates required by the statutes are properly kept, made, and filed according to law. The president shall sign or countersign all certificates of stock, and notes, drafts or bills of exchange, acceptances, and other instruments for the payment of money duly drawn by the treasurer. He shall submit a report of the operations of this Corporation for each year to the directors at their last regular meeting in such year, or at a special meeting called for that purpose before the annual meeting of shareholders, and to the shareholders at their annual meeting, and from time to time he shall report to the directors all matters within his knowledge which the interests of this Corporation may required to be brought to their notice.

     SECTION 6. Powers and Duties of the Vice-Presidents. The vice-presidents of this Corporation shall generally assist the president and shall perform such duties as may be assigned to them by the Board of Directors. In the absence of the president or in the event of his death, inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated at the time of their election or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

     SECTION 7. Powers and Duties of the Secretary. The secretary shall be ex officio secretary of the Board of Directors. He shall keep the minutes of all meetings of the Board of Directors and shareholders. He shall keep in safe custody the seal of this corporation, and when authorized by the Board of Directors shall affix the seal to any instrument requiring the same. He shall have charge of the corporate books and records. He shall be authorized to sign certificates of stock, with the president or vice-president. He shall keep accounts of stock registered and transferred in the manner prescribed by law. He shall give and serve all notices to the shareholders and directors, except that notice for special meetings of directors called at the request of two directors, as provided in Section 5 of Article III of these by-laws, may be issued by such directors. In general, he shall perform all the duties incident to his office. Notwithstanding herein- this corporation has no seal.

     SECTION 8. Powers and Duties of the Treasurer. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sums and with such surety or sureties as the Board of Directors shall determine. The treasurer shall have the care and custody of and be responsible for all the funds, securities, evidences of indebtedness and other valuable documents of the Corporation, and deposit all such funds in the name of the Corporation in such banks, or trust companies, or other depositories, or in such safe deposit vaults as the Board of Directors may designate. The treasurer shall sign, make, and endorse in


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the name of the Corporation all checks, notes, drafts, bills of exchange, acceptances and other instruments for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the president or the Board of Directors. The treasurer shall render a statement of the condition of the finances of the corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the shareholders. The treasurer shall keep at the office of the Corporation full and accurate books of account of all its business and transactions and such other books of account as the Board of Directors may require, and shall exhibit the same to any director of the Corporation upon application therefor. He shall be authorized to sign certificates of stock, with the president or the vice-president. In general, he shall perform all the duties incident to his office.

     SECTION 9. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice-president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

     SECTION 10. Returns and Statements. It shall be the duty of each officer of this Corporation to make and file any and all returns, reports, lists, or statements required by law to be made and filed by him, and to make full report to the Board of Directors respecting the affairs of the Corporation in his charge whenever he may be required to do so.

     SECTION 11. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V. Written Instruments, Loans and Deposits

     SECTION 1. Written Instruments. Subject always to the specific directions of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the president or one of the vice-presidents and attested by the secretary or an assistant secretary; and the secretary or an assistant secretary, when necessary or required, shall affix the corporate seal thereto.

     SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


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     SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI. Certificates for Shares and Their Transfer

     SECTION 1. Issue and Registration. Certificates for shares of the capital stock of this Corporation shall be issued when fully paid, and shall be in such form as shall be approved by the Board of Directors. Certificates for shares shall be signed by the president or a vice-president, and the secretary or treasurer, and sealed with the seal of the Corporation. They shall be numbered consecutively and registered in the order in which they are issued. They shall be bound in a book and shall be issued therefrom, and in the margin of this book there shall be entered the names of the persons owning the shares therein respectively represented, the number of such shares, and the dates of issuance thereof. All certificates exchanged or returned to the Corporation shall be marked "Cancelled", and the date of cancellation affixed thereto, and each cancelled certificate shall be preserved and attached to the stub from which the same was taken. No new certificates shall be issued until the old certificate shall have been cancelled; provided, however, that in case any certificate shall be lost, the directors may order a new certificate to be issued in its place upon receiving such proof of loss and such bond of indemnity therefor as may be satisfactory to them.

     SECTION 2. Transfers of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 3. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of Iowa as they may deem expedient concerning the issue, transfer, and registration of certificates representing shares of the Corporation.

ARTICLE VII. Miscellaneous

     SECTION 1. Corporate Seal. This Corporation shall not have a seal.

     SECTION 2. Fiscal Year. This Corporation shall choose a fiscal year to be


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determined by the Directors prior to the end of 10th month of operation.

     SECTION 3. Contracts, etc. The Board of Directors may authorize any officer or officers, agent or agents, employee or employees to enter into any contract or other instrument on behalf of this Corporation, and such authority may be general or confined to specific instances. Except as herein provided or as authorized by the Board of Directors, no officer, agent, or employee other than the president, vice-president, secretary or treasurer, shall have any power or authority to bind this Corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.

     SECTION 4. Deposits, Checks, Drafts, etc. All checks and drafts or funds of this Corporation shall be deposited from time to time to the credit of this Corporation in such banks, or trust companies, or to other depositories, as the Board of Directors may from time to time designate. All checks shall be drawn out of the regular check books of this Corporation and upon the stub of each check, the purpose and amount for which the same is drawn shall be specified. All checks, notes, drafts, bills of exchange, acceptances or other orders for the payment of money or other evidences of the indebtedness of this Corporation, shall be signed as shall from time to time be designated by resolution of the Board of Directors.

     SECTION 5. Notice. Whenever, under the provisions of these by-laws, notice is required to be given to any shareholder or director, it shall not be construed to be limited to personal notice, but such notice may be given, in writing, by depositing the same in a post office or letter box in a post-paid, sealed wrapper, addressed to such shareholder or director at the latter's last known address, and the time when the same shall be thus mailed shall be deemed to be the time of the giving of such notice.

     SECTION 6. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Articles of Incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     SECTION 7. Dividends. The directors shall from time to time declare dividends upon the capital stock from the surplus arising from the business of the Corporation as and when they deem expedient. Before declaring any dividend there may be reserved out of the accumulated profits such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as, in the opinion of the directors, is conductive to the interests of the Corporation.

     SECTION 8. Voting of Shares Owned by Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation may be voted at any shareholders' meeting of such other


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corporation by the president of the Corporation if he be present, or in his absence by any vice-president of the Corporation who may be present. Whenever, in the judgment of the president, or in his absence, of any vice-president, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation and shall be attested by the secretary or an assistant secretary of this Corporation under the corporate seal without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by this Corporation the same as such share or shares might be voted by this Corporation.

ARTICLE VIII. Amendment of By-Laws

     SECTION 1. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.


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